NAME                                                      JURISDICTION OF INCORPORATION
--------------------------------------------------------  -----------------------------
TOPS Corporation                                          Nevada
Overlook Communications International Corporation         North Carolina
WorldLink Communications, Inc.                            Georgia
Phoenix DataNet, Inc.                                     Texas
Phoenix Data Systems, Inc.                                Texas
Telecommute Solutions, Inc.                               Texas
International Digital Telecommunications Systems, Inc.    Florida
Pointe Communications Corporation                         Delaware
Pointecom, Inc.                                           Delaware
Galatel, Inc.                                             Georgia
Rent-A-Line Telephone Company, LLC                        Georgia
Charter Comunicaciones Internacionales Grupo, S.A.        Panama
Phoenix Datanet de Panama S.A.                            Panama
Charter Communications International de Venezuela, S.A.   Venezuela
U.S. Charter de Mexico, S.A.                              Mexico
C-Com Comunicaciones Internacionales de Costa Rica, S.A.  Costa Rica
Charter Comunicaciones de El Salvador, S.A.               El Salvador
Charter Comunicaciones Internacionales, S.A. de C.V.      Honduras
Charter Comunicaciones de Nicaragua, S.A.                 Nicaragua
HTC Communications, LLC                                   California